SCHEDULE 14C


 INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCAHNGE ACT
                            OF 1934 (AMENDMENT NO.__)

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                           ONLINE GAMING SYTEMS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       [ONLINE GAMING SYSTEMS LETTERHEAD]

                          ONLINE GAMING SYSTEMS, LTD.
                          3225 McLeod Drive, 1st Floor
                            Las Vegas, Nevada 89121



                                                October 14, 2002

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Online Gaming Systems, Ltd. (the "Company" or "OGS") which will be held on November 21, 2002 at 10:00 a.m., Pacific Standard Time, in the offices of the Corporation.

         At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect four (4) directors of the Company; (ii) to approve an amendment to the Company's Articles of Incorporation to increase the amount of shares of common stock which the company is authorized to issue from 100,000,000 to 200,000,000; (iii) to approve amendments to the Company's 1999 Stock Option Plan; and (iv) to ratify the appointment of Moore Stephens, P.C., as independent accountants of the Company for the calendar year ending December 31, 2002.

         The enclosed Information Statement more fully describes the details of the business to be conducted at the Annual Meeting. Proxies are not being solicited since a quorum exists for the meeting through Ahead Investment's 82 percent ownership of Online Gaming Systems, Ltd.

         A copy of the Company's 2001 10KSB Annual Report will be made available to all stockholders entitled to vote at the Annual Meeting, or will be mailed upon request or is available at www.sec.gov.

         We look forward to seeing you at the Annual Meeting.


                                         Sincerely yours,


                                         /s/ Lawrence P. Tombari
                                         -------------------------------------
                                         Lawrence P. Tombari
                                         President and Chief Financial Officer

                            ONLINE GAMING SYSTEMS, LTD.
                          3225 McLeod Drive, 1st Floor
                            Las Vegas, Nevada 89121

                                October 14, 2002

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING

      NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders of Online Gaming Systems, Ltd. (the "Corporation"), shall be held on November 21, 2002, at 10:00 a.m., Pacific time, in the offices of the Corporation, in the City of Las Vegas, Nevada.

      The shareholders will deliberate and take action on the following matters:

      1. TO ELECT DIRECTORS TO SERVE FOR THE ENSUING YEAR OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED. THE NOMINEES ARE JOHN COPELYN, GAVIN CHAMBERLAIN, LAWRENCE P. TOMBARI, AND MARCEL GOLDING.

      2. TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE FROM 100,000,000 TO 200,000,000.

      3.    TO APPROVE AMENDMENTS TO THE COMPANY'S 1999 STOCK OPTION PLAN

      4. TO RATIFY THE APPOINTMENT OF MOORE STEPHENS, P.C., AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

      5. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The foregoing items of business are more fully described in the Information Statement that accompanies this Notice.

      The board of directors has fixed the close of business on October 9, 2002 as the shareholder of record date. Only those shareholders, which were shareholders of record at the close of business on October 9, 2002, will be entitled to vote in person at the meeting or any adjournment thereof.


      We look forward to seeing you at the Annual Meeting.


                                   BY ORDER OF THE BOARD OF DIRECTORS
                                   of Online Gaming Systems, Ltd.


                                   /s/ Lawrence P. Tombari
                                   -----------------------------------
                                   Lawrence P. Tombari
                                   President, Chief Financial Officer

                              INFORMATION STATEMENT

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                          ONLINE GAMING SYSTEMS, LTD.
                          TO BE HELD NOVEMBER 21, 2002

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING



Q:    Why did you not send me a proxy?
A: This is because a quorum already exits based on the 82% ownership of the company's common stock by Ahead Investments, Ltd.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOUR ARE REQUESTED NOT TO SEND US A PROXY.

Q:    What does a quorum mean?
A: A quorum means a majority of the outstanding shares. The annual meeting may only proceed if a quorum is present at the meeting. A majority of the outstanding shares will be present at the meeting through Ahead Investments, Ltd. At October 9, 2002, the record date there were 96,365,953 shares of Online Gaming Systems common stock outstanding. Ahead Investments, Ltd. owns 78,698,120 shares of Online Gaming Systems, Ltd. common stock or approximately 82 percent of the votes. A shareholder list will be available at the meeting in our executive offices for your review.

Q:    Who is entitled to vote?
A: Shareholders who owned Online Gaming Systems, Ltd. stock at the close of business on October 9, 2002, the record date.

Q:    What am I voting on?
A: At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect four (4) directors of the Company; (ii) to approve an amendment to the Company's Articles of Incorporation to increase the amount of shares of common stock which the company is authorized to issue from 100,000,000 to 200,000,000; (iii) to approve amendments to the Company's 1999 Stock Option Plan; and (iv) to ratify the appointment of Moore Stephens, P.C., as independent accountants of the Company for the calendar year ending December 31, 2002.

Q:    How do I vote?
A: By attending the annual meeting. At that time, you will be given a ballot and you may vote your shares. If your shares of Online Gaming Systems, Ltd. are held in the name of a broker, bank or other nominee, you must bring an account statement or letter from the nominee showing you were the beneficial owner of the shares on October 9, 2002.

--------------------------------------------------------------------------------
                                PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         At the Annual Meeting, four directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. There are four nominees, all of whom are currently a director of the Company.

         Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. Ahead Investments owns 78,698,120 shares or about 82 percent of the company, and intends to vote all of its shares in favor of the election of the four nominees as directors, thereby assuring their election as directors.

                                    NOMINEES

Set forth below is information regarding the nominees to the Board of Directors.


  NAME/FIRST ELECTED                   POSITION                          AGE
  ------------------                   --------                          ---

  J.A. Copelyn                  Chairman of the Board, Chief             53
  July 1999                     Executive Officer

  Lawrence P. Tombari           President, Chief Financial               44
  December 2001                 Officer, Director

  Marcel Golding                Director                                 46
  August 1998

  Gavin Cooper Chamberlain      Director                                 40
  December 2001

            BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION AS DIRECTORS


JOHN COPELYN is the Chief Executive Officer, and has been Chairman of the Board of Directors of Online Gaming Systems, Ltd. since 1999. He is also the Chief Executive Officer of the South African Clothing and Textile Workers Union Investment Group and the Chief Executive Officer of Hosken Consolidated Investments, Ltd., a company traded on the Johannesburg Stock Exchange. During 1992-1994, Mr. Copelyn was Chief Executive Officer of Zenzeleni Clothing. From 1994-1997, Mr. Copelyn served as an elected member of the democratically elected South African parliament. In addition, he has held numerous positions with South African trade unions including serving on the Central Committee of COSATU. Mr. Copelyn is also a licensed attorney in South Africa. Mr. Copelyn also serves as director for other gaming and non-gaming companies. He attended both the University of Witwatersrand and University of South Africa.

LAWRENCE P. TOMBARI is President and Chief Financial Officer of the Company, and was elected Director in 2001. Previously, he was Chief Financial Officer and Senior Vice President of Lady Luck Gaming Corporation, from its inception in 1993 until the Company was acquired in 2000. Lady Luck generated revenue of more than $200 million annually, and had more than 2,500 employees. Prior to Lady Luck, Mr. Tombari spent eight years at Ernst & Young, in the Consulting Division. He also worked for the previous two years at Arthur D. Little, Inc. as a consultant. Mr. Tombari has a Bachelor of Science of Business Administration from the University of Southern California, and an MBA from Arizona State University.

MARCEL GOLDING was appointed a Director of the Company in August of 1998. Mr. Golding is Chairman of Hosken Consolidated Investments (HCI) and Softline Holdings, as well as being a Director of JCI and Global Capital, which are all listed companies on the Johannesburg Stock Exchange. In addition, he was the founding chairman of the Mineworkers Investment Company (linked to the National Union of Mineworkers), one of the two pioneering trade union investment companies in South Africa. He was elected the first Deputy General Secretary of the union in 1987 at the age of 26, and was re-elected on three additional occasions to this post of the Country's largest trade union. From 1994 to 1997 he served as a Member of Parliament, where he chaired the Minerals and Energy Committee and the Audited Commission, the oversight committee of the office of the Auditor-General. Mr. Golding holds a postgraduate degree from the University of Cape Town.


GAVIN CHAMBERLAIN is Managing Director of Global Payment Technologies Holdings
(Pty) Ltd., the South African affiliate of Global Payment Technologies, Inc., a leading manufacturer and innovator of currency acceptance systems used in the worldwide gaming, beverage, and vending industries, and was elected Director in 2001. He is Managing Director of Vukani Gaming, which has a route business in South Africa and Managing Director of International Payment Systems (Pty). Recently, GPTHL agreed to merge its operations with Vukani Gaming Corporation, a wholly owned subsidiary of Hosken Consolidated Investments Ltd., the Company's majority stockholder. He is an South African citizen born in Johannesburg and educated at the University of Witwatersrand.

                          BOARD MEETINGS AND COMMITTEES

         The Board held one meeting during the year ended December 31, 2001. In addition, from time to time during such year, the members of the Board acted by unanimous written consent. Each member of the Board of Directors, who served during all of fiscal 2001, attended or participated in more than seventy-five (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee. The entire Board of Directors performs the typical functions of such committees. There is no nominating committee or any other board committees.

         The Audit Committee of the Board of Directors held one (1) meeting during fiscal 2001. The Audit Committee, which is comprised of Lawrence P. Tombari, recommends engagement of the Company's independent accountants approves services performed by such accountants and reviews and evaluates the Company's accounting system and its system of internal controls.

         The Compensation Committee of the Board of Directors held one (1) meeting during fiscal 2001. The Compensation Committee, which is comprised of John Copelyn and Lawrence P. Tombari has overall responsibility for the Company's compensation policies and determines the compensation payable to the Company's executive officers, including their participation in certain of the Company's employee benefit and stock option plans.


                              DIRECTOR COMPENSATION

         The Company does compensate directors and executive officers of the Company for service on the Board of Directors. Directors and executive officers receive $1,500 per meeting and are reimbursed for their expenses incurred in attending meeting of the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES.


--------------------------------------------------------------------------------
                                 PROPOSAL NO. 2:

               APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

         The Company is asking the stockholders to amend its Articles of Incorporation, to increase the number of common shares the Company is authorized to issue from 100,000,000 to 200,000,000.

         The Company is authorized under its Articles of Incorporation to issue 110,000,000 shares of capital stock, 100,000,000 of which are designated "Common Stock," $.001 par value, and 10,000,000 of which are designated "Preferred Stock," $.001 par value. As of September 30, 2002 96,365,953 shares of Common Stock were outstanding and 250,000 shares of Common Stock were reserved under the Company's 1999 Stock Option Plan. There were no shares of Preferred Stock outstanding.

         During 2001, certain affiliates of the Company converted $3.6 million of convertible debt into 60,000,000 shares of Common Stock, and the Company believes that additional conversions of its convertible debt may occur in the future. Additionally, the Company has utilized Common Stock in lieu of cash for certain expenses.

         The principal purposes of the amendment are to fulfill the Company's obligations to keep sufficient shares reserved for conversion of convertible debt, to facilitate the reserve of shares under the Company's amendments to its 1999 Stock Option Plan described in Proposal 3, and to provide the Company with the flexibility to issue shares of Common Stock for other corporate purposes. The Board has not authorized or taken any action with respect to the issuance of, and has no present agreement or arrangement to issue any of the additional shares that would be available if the amendment is approved by shareholders.

         Adoption of the amendment would not affect the rights of existing shareholders, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment of the Company's Articles of Incorporation with the Secretary of State of the State of Delaware. Ahead Investments owns 78,698,120 shares or about 82 percent of the company, and intends to vote all of its shares in favor of this amendment, thereby assuring its passage.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH THE COMPANY IS AUTHORIZED TO ISSUE FROM 100,000,000 TO 200,000,000.


--------------------------------------------------------------------------------
                                 PROPOSAL NO. 3:

          APPROVAL OF AMENDMENT TO THE COMPANY'S 1999 STOCK OPTION PLAN
--------------------------------------------------------------------------------

         The Company is asking its shareholders to amend certain provisions of its 1999 Stock Option and Incentive Plan that reflect changes in the competitive environment and ownership structure of the Company.

         In January 1997 the Company (then named Atlantic International Entertainment, Ltd., or AIE) by and through its Board of Directors adopted an Incentive Stock Option Plan that was known and became effective as the AIE 1999 Stock Option and Incentive Plan ("the Plan"). The purpose of the Plan is to attract and retain the best available personnel as officers, directors and key employees and to provide additional incentive to employees of the Company or any present or future parent or subsidiary of the Company to promote the success of the business. The Plan is intended to provide for the grant of

"Incentive Stock Options," within the meaning of Section 422 of the Internal Revenue Code of 1954, as amended (the "Code") and Non-Incentive Stock Options.

         A Committee, consisting of not less than three persons appointed by the Board, administers the Plan. All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and shall be ineligible to receive Awards under the Plan. The Plan allows for a maximum of 250,000 shares. The Plan has certain features applicable to the grant of non-incentive stock options, as follows.

         1. Individual Performance. Each participant that is an Employee may be granted an Award in the event said employee's immediate supervisor determines that said employee's annual performance is either exceeds standard performance or is determined by be rated "excellent" in accordance with the policies and procedures of the Company. The number of Options to be granted shall be determined by dividing (a) the amount of gross salary of each Participant that is an Employee by (b) the percentage set forth on Exhibit "A" (depending on the supervisors' evaluation).

         2. Company Performance. Each Participant shall be granted Options in the event the Company's net income before taxes, as defined by generally accepted accounting principles (GAAP), exceeds $1,000,000 in any fiscal year. However, in no event shall the total number of Options granted hereunder exceed options on 60,000 Shares. The number of Options to be granted shall be determined by multiplying (a) the amount of Company net income in excess of $1,000,000 by (b) 5%.

         The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase the maximum number of shares permitted to be optioned under the Plan unless such action of the Board shall be subject to approval or ratification by the shareholders of the Company.

         The Company currently has outstanding options (as of September 30, 2002) under the 1999 Plan covering 8,500 shares of Common Stock.

         The Company believes that certain provisions of the 1999 Stock Option Plan warrant amendment, and during a Board Meeting on August 13, 2002 approved such amendments, subject to shareholder approval.

         The Board of Directors has approved an amendment to increase the maximum number of shares of Common Stock issuable upon exercise of options granted under the 1999 Plan to 10,000,000. The Board believes that the increase is important in continuing to incentive employees and others, and will not substantially dilute the interests of existing shareholders. The Board believes that the ratio of maximum shares under the Plan relative to total number of shares outstanding is less than the average of many technology and software companies.

         The Board of Directors has approved an amendment to revise the administration of the Plan from the Committee to the Board. The Board believes this amendment is warranted to balance the composition of the Board and compliance with Rule 16b-3 of the 1934 Act. The Board expects to grant options periodically at scheduled Board meetings.

         The Board also approved an amendment to eliminate provisions related to the grant of non-incentive stock options, as outlined above. Accordingly, the Board will have broader powers in which to grant non-incentive stock options in the future.

         Ahead Investments owns 78,698,120 shares or about 82 percent of the company, and intends to vote all of its shares in favor of this amendment, thereby assuring its passage.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S 1999 STOCK OPTION PLAN.


--------------------------------------------------------------------------------
                                 PROPOSAL NO. 4:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

         The Company is asking the stockholders to ratify the selection of Moore Stephens, P.C. as the Company's independent public accountants for the calendar year ending December 31, 2002. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Moore Stephens, P.C.

         In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders.

         Moore Stephens, P.C. has audited the Company's financial statements since the year ended December 31, 1998. Its representatives are not expected to be present at the Annual Meeting but will be available to respond to appropriate questions.

Fees Billed to Online Gaming Systems by Moore Stephens During Calendar Year 2001

         Audit fees billed to Online Gaming Systems for the 2001 calendar year were $28,000.

         Online Gaming Systems did not engage Moore Stephens to provide advice to the Company regarding financial information systems design and implementation for the calendar year ended December 31, 2001.

         Fees billed to Online Gaming Systems for all other non-audit services rendered by Moore Stephens for the 2001 calendar year were $6,000.

         Ahead Investments owns 78,698,120 shares or about 82 percent of the company, and intends to vote all of its shares in favor of this proposal, thereby assuring its passage.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF MOORE STEPHENS, P.C., TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CALENDAR YEAR ENDING DECEMBER 31, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of September 30, 2002, information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors and officers, and by the directors and officers as a group. As of September 30, 2002, there were outstanding 96,365,953 shares of our common stock.

         Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

                                              Amount of
 Name and Address of Beneficial Owner    Beneficial Ownership   Percent of Class
 ------------------------------------    --------------------   ----------------

Ahead Investments, Ltd.                       78,698,120               81.7%
150 St. George's Street
Rhodes Blgd-5th Floor
Cape Town 8001 South Africa

Lawrence P. Tombari                            550,000                  .57%
C/o Online Gaming Systems, Ltd.
3225 McLeod, 1st Floor
Las Vegas, Nevada 89121

All Officers and Directors as a Group         79,248,120               82.24%


Ahead Investments is a wholly owned subsidiary of HCI. Both Mr. Copelyn and Mr. Golding are substantial owners and officers of HCI.


           COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent

(10%) stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2001 fiscal year, the Company believes that all executive officers and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year, with the exception of filings required for Ahead Investments, Ltd as the result of its conversion of convertible debt into common stock of the Company.


                                   FORM 10-KSB

         THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-KSB WITH THE SECURITIES AND EXCHANGE COMMISSION ON OR ABOUT MAY 14, 2002. STOCKHOLDERS MAY OBTAIN A COPY OF THIS REPORT, WITHOUT CHARGE, BY WRITING TO ONLINE GAMING SYSTEMS, LTD., ATTN:
CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES LOCATED AT 3225 McLeod Drive, 1st Floor, Las Vegas, Nevada 89121.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION (1)

         The following table provides certain summary information concerning the compensation earned, by the Company's Chief Executive Officer and its Chairman for services rendered in all capacities to the Company and its subsidiaries for each of the last three calendar years. Such individuals will be hereafter referred to as the Named Executive Officers.


SUMMARY COMPENSATION TABLE

   NAME AND PRINCIPAL POSITION           YEAR        SALARY          BONUS
   ---------------------------           ----        ------          -----

Lawrence P. Tombari (2)                  2002       $180,000           --
President and Chief Financial            2001        150,000           --
Officer

Gary Ramos (2)                           2002       $ 88,967           --
Formerly President and Chief             2001        250,000           --
Executive Officer                        2000         93,000           --

Peter Lawson                             2001       $123,333           --
Formerly Chief Financial Officer         2000     150,000 (AUD)        --

Steven Campbell                          2002       $ 32,308           --
Formerly Secretary                       2001        125,000           --
                                         2000        112,000

    (1) The columns for "Other Annual Compensation" and "Long-term Compensation" have been omitted, as there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total of salary and bonus.

    (2) Mr. Tombari assumed the position of President in March of 2002. Mr. Ramos resigned his position with the Company in March of 2002.


STOCK OPTIONS

         On January 1, 1999, the Company adopted an Incentive Stock Option Plan for Employees, Directors, Consultants, and Advisors (the "Plan"). The Plan will expire December 31, 2006 unless further extended by appropriate action of the Board of Directors. Employees, directors, consultants and advisors of the Company, or any of its subsidiary corporations, are eligible for participation in the Plan. The Plan provides for stock to issued pursuant to options granted and shall be limited to 250,000 shares of Common Stock, $.001 par value. The shares have been reserved for issuance in accordance with the terms of the Plan. The exercise of these options may be for all or any portion of the option and any portion not exercised will remain with the holder until the expiration of the option period.

         The following table contains information concerning the stock option grants made to each of the named executive officers and employees for calendar 2001. There were no options granted during 2000.


INDIVIDUAL GRANTS

       Name              # Granted    # Exercised    In F/Y    $/Sh    Exp. Date
       ----              ---------    -----------    ------    ----    ---------

Lawrence P. Tombari       133,333          0          2001     $.03    12/23/11



         The Company applies Accounting Principles Board Option No. 25, Accounting for Stock Issued to Employees, and related interpretations, for stock options issued to employees in accounting for its stock option plans. The exercise price of all options issued was the market price at the date of grant. Accordingly, no compensation expense has been recognized for the Company's stock-based compensation plans.


         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs for the Company's executive officers and other key employees and administering certain other compensation programs for such individuals, subject in each instance to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1999 Stock Option Plan under which grants may be made to executive officers and other key employees.

The Compensation Committee is comprised of two members of the Board of Directors.


GENERAL COMPENSATION POLICY

         The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial and individual performance targets, and (iii) stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

LONG-TERM INCENTIVE AND PENSION PLANS

         The Company does not have any long-term incentive or defined benefit pension plans.

OTHER

         No Director or Executive Officer is involved in any material legal proceeding in which he is a party adverse to the Company or has a material interest adverse to the Company.


                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

         The Company currently has an employment agreement with Mr.Tombari pursuant to which he will serve as the Company's Chief Financial Officer for three years, expiring on January 16, 2004. The first year base salary is $150,000, increasing to $180,000 and $240,000 in the successive years, and Mr. Tombari is granted rights to purchase company stock and receive options at a price based on formula. The employment agreement contains arrangements for severance compensation of up to 1.5 times the annual base salary plus benefits upon termination without cause.

         Other than the aforementioned agreement, the Company has not entered into any other employment agreement with any of its officers, directors, or any other person and no such agreements are anticipated in the immediate future.

              COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 2001 calendar year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 2002 calendar year will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.


                              CERTAIN TRANSACTIONS

         The Company's Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent other required by the Delaware General Corporation Law. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

         All transactions between the Company and its officers, directors or any affiliate of any such person have been on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                                 OTHER BUSINESS

         The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders that are intended to be presented at the Company's Annual Meeting of stockholders to be held in 2003 must be received by on or before April 30, 2003 in order to be included in the proxy statement and proxy relating to that meeting.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  /s/ Lawrence P. Tombari
                                  -------------------------------------
                                  Lawrence P. Tombari
                                  President and Chief Financial Officer

                                  October 14, 2002